MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                                  Kansas City,
                               Missouri 64108-4606
                                 Telephone (816)
                                    691-2600
                             Telefax (816) 474-4208

                                  March 3, 2000

Norwest Bank Minnesota, N.A., Trustee
Corporate Trust Department
3 New York Plaza, 15th Floor
New York, New York 10004
Attention: Asset-Backed Securities Trust Services
PNCMAC Series 1999-CM1

PNC Mortgage Acceptance Corp.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

Re:   Registration   Statement   on  Form  S-3  for   Secondary   Market-Making
          Transactions in Commercial Mortgage Pass-Through Certificates, Series 1999-CM1.

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation of (i) a registration statement on Form S-3 (the "Registration Statement") being filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act");
(ii) a prospectus and prospectus supplement forming a part of the Registration Statement; and (iii) a Pooling and Servicing Agreement dated as of December 1, 1999 (the "Pooling and Servicing Agreement") among PNC Mortgage Acceptance Corp., as Depositor (the "Company"), Midland Loan Services, Inc., as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee") relating to the offer and sale of the PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CM1 Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates (collectively, the "Certificates") in secondary market-making transactions by PNC Capital Markets, Inc. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Pooling and Servicing Agreement or the Accord identified in the following paragraph.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualification, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The opinions expressed herein are given only with respect to the present status of the substantive laws of the state of Missouri (not including the choice-of-law rules under Missouri law). We express no opinion as to any matter arising under the laws of any other jurisdiction.

Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

PNC Mortgage Acceptance Corp.
March 3, 2000
Page 2

In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement and the prospectus and prospectus supplement included therein; (2) the Pooling and Servicing Agreement; and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

Based on and subject to the foregoing and other qualifications set forth below, we are of the opinion that:

1. The Pooling and Servicing Agreement is the valid and legally binding obligation of PNC Mortgage Acceptance Corp. (the "Company"), enforceable against the Company in accordance with its terms.

2. Assuming (a) the Mortgage Loans and other consideration for the Certificates constituting the Trust Fund have been deposited with the Trustee, (b) the Certificates have been duly executed, authenticated and delivered by the Trustee and sold by the underwriters as provided in the Pooling and Servicing Agreement and the prospectus supplement and (c) the consideration for the sale of the Certificates has been fully paid to the Company, the Certificates have been legally and validly issued, and are fully paid and nonassessable, and the duly registered holders of the Certificates are entitled to the benefits of the Pooling and Servicing Agreement.

The General Qualifications apply to the opinions set forth in paragraphs 1 and 2 above, and in addition, such opinions are subject to the qualification that certain remedial, waiver and other similar provisions of the Pooling and Servicing Agreement or the Certificates may be rendered unenforceable or limited by applicable laws, regulations or judicial decisions, but such laws, regulations and judicial decisions do not render the Pooling and Servicing Agreement or the Certificates invalid as a whole and do not make the remedies available thereunder inadequate for the practical realization of the principal benefits intended to be provided thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the prospectus and prospectus supplement forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                        MORRISON & HECKER L.L.P.

                       /s/ Morrison & Hecker L.L.P.